REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 22, 2007, among National Holdings Corporation (the “Company”) and each of the purchasers named on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, in connection with that certain Securities Purchase Agreement dated February 22, 2007 between the Purchasers and the Company (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Purchasers an aggregate of up to (a) $1,000,000 principal amount of 10% Promissory Notes (the "Notes") and (b) warrants (the “Warrants”) to purchase up to 250,000 shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”), at an initial exercise price of $1.40 per share;

WHEREAS, to induce the Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”) on the terms and conditions provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Piggyback Registration Statement. If, at any time, the Company proposes to file with the Securities and Exchange Commission (the “SEC”) any registration statement on Form S-3 or such other appropriate form in accordance with the Securities Act of 1933, as amended (the “Securities Act”) for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or initial public offerings) it will give written notice by facsimile or mail, at least five (5) days prior to the filing of each registration statement, to the Purchasers of its intention to do so. If the Purchaser notifies the Company within five (5) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Purchasers the opportunity to have any Registrable Securities registered under such registration statement.

2.     Demand Registration.

2.1     Request for Registration Statement. At any time commencing after February 22, 2008, the holders of at least 50% of the Registrable Securities held by the Purchasers may make a written demand for registration under the 1933 Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration. The Company shall not be obligated to affect more than one Demand Registration under this Section 2.1 in respect of Registrable Securities.

2.2     Filing Registration Statement. The Company shall, as expeditiously as possible and in any event on or before 90 days following the Company’s receipt of a written notice with respect to a Demand Registration, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of all Registrable Securities to be registered thereunder. Such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall have the right to include in such Registration Statement shares of Common Stock remaining unsold by the persons who are set forth in the selling stockholders section of that certain definitive prospectus of the Company dated November 6, 2006, as supplemented, and certain additional shares of Common Stock as may be issued subsequent to such date or which persons may have the right to acquire pursuant to the exercise, conversion or exchange of securities of the Company. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3.2 to the Purchasers and their counsel prior to its filing or other submission.

2.3     Effectiveness.

(i)     The Company shall use commercially reasonable efforts to have the Demand Registration declared effective as soon as practicable after filing. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Demand Registration is declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

3.     Obligations of the Company. In connection with the filing of any registration statement herein, the Company shall:

3.1     Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

3.2     Furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

3.3     Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

3.4     Notify each Purchaser of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

3.5     Use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed on each securities exchange, if any, on which similar securities listed by the Company are then listed.

4.     Obligations of the Purchasers.

Each Purchaser of Registrable Securities shall furnish to the Company such information regarding such Purchaser, the number of Registrable Securities owned and proposed to be sold by it, the intended method of disposition of such securities and any other information as shall be required to effect the registration of such Purchaser’s Registrable Securities, and cooperate with the Company in preparing the registration statement and in complying with the requirements of the Securities Act.

5.     Registration Expenses.

The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities, including without limitation all registration, listing, filing and qualification fees, printers and accounting fees, but excluding (i) underwriting discounts and commissions relating to the Registrable Securities and (ii) legal fees and disbursements of any and all counsel retained by the Purchasers.

6.	Suspension of Effectiveness.

For not more than twenty (20) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

7.	Indemnification.

7.1     To the extent permitted by law, the Company will indemnify each Purchaser, its directors, officers, shareholders, employees, agents and affiliates, legal counsel for the Purchasers, and each person controlling such Purchaser within the meaning of the Securities Act, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against any losses, claims, damages, liabilities or actions in respect thereof (collectively, “Damages”), arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will pay each such Purchaser any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7.1 shall not apply to: (i) amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); (ii) any such Damages arising out of or a based upon any untrue statement or omission based upon information furnished to the Company by such Purchaser and stated to be for use in connection with the offering of securities of the Company; or (iii) any such Damages arising out of or based upon such Purchaser’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

7.2     To the extent permitted by law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors, officers, shareholders, employees, agents and affiliates, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other such Purchaser, each of its directors, officers, shareholders, employees, agents and affiliates, legal counsel, and each person controlling such other Purchaser within the meaning of the Securities Act, against all Damages arising out of or based upon arising any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by such Purchaser of the Securities Act, the Exchange Act, or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of such Purchaser in connection with any such registration, qualification or compliance; and such Purchaser will pay the Company or such other Purchasers any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance on and in conformity with information furnished to the Company by such Purchaser and stated to be for use in connection with the offering of securities of the Company; provided, however, that the indemnity contained in this Section 7.2 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Purchaser (which consent shall not unreasonably be withheld).

7.3     Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so chooses, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

7.4     If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5     The obligations of the Company and the Purchasers under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement.

8.     Notices.

8.1     Any notice or communication required or permitted hereunder shall be given in writing and shall be made by hand delivery, by confirmed facsimile, by overnight courier or by registered or certified mail, addressed (i) if to a Purchaser, to such Purchaser’s address as set forth on Schedule A hereto, and (ii) if to the Company, to National Holdings Corporation, 120 Broadway, 27th Floor, New York, NY 10271, facsimile number (212) 417-8010, Attn: Mark Goldwasser, with a copy to Littman Krooks LLP, 655 Third Avenue, New York, NY 10017, facsimile number (212) 490-2990, Attn: Mitchell C. Littman, Esq.

8.2     All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of overnight courier, on the business day after the date when sent, and (iii) in the case of registered or certified mail, on the third business day following such mailing.

9.     Miscellaneous.

   9.1     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of the conflict of laws thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and any Federal court located within New York County for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of New York located in New York County or the courts of the United States of America located in New York County, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit of proceeding brought in any such court has been brought in an inconvenient forum.

9.2     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Purchaser of any Registrable Securities then outstanding, each future Purchaser of all such Registrable Securities, and the Company.

9.3     Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, excepts as expressly provided herein.

9.4     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.5     The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

9.6     This Agreement constitutes the entire contract among the Company and the Purchasers relative to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto.

9.7     This agreement may be executed in any number of counterparts (including, in the case of the purchasers, financing signature pages), each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

NATIONAL HOLDINGS CORPORATION

By:	/s/ MARK GOLDWASSER
Name: Mark Goldwasser
Title: Chief Executive Officer

PURCHASERS:

/s/ CHRISTOPHER C. DEWEY Christopher C. Dewey

ST. CLOUD CAPITAL PARTNERS, L.P.

By: SCGP, LLC, its General Partner

By:	/s/ MARSHALL S. GELLER
Name: Marshall S. Geller
Its: Senior Managing Member

BEDFORD OAKS PARTNERS, L.P.

By:	/s/ HARVEY EISEN
Name: Harvey Eisen
Title: Chairman and Managing Partner

Schedule A

		Number of
Purchaser Name	Purchaser Address	Registrable Securities

Christopher C. Dewey	PO Box 23 Oldwick, NJ 08858	125,000

St. Cloud Capital Partners, L.P.	10866 Wilshire Blvd. Suite 1450 Los Angeles, CA 90024	62,500

Bedford Oaks Partners, L.P.	100 South Bedford Road Mt. Kisco, NY 10549	62,500

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the 1933 Act.